UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 10, 2018 (April 9, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 9, 2018, Internap Corporation (the “Company”) entered into the Fourth Amendment to Credit Agreement among the Company, the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent (the “Fourth Amendment”).  The Fourth Amendment amends the Company’s Credit Agreement, dated as of April 6, 2017 (as amended, the “Credit Agreement”) to lower the interest rate margins applicable to the outstanding term loans under the Credit Agreement by 1.25%.

In addition, the Fourth Amendment amends the Credit Agreement such that if the Company incurs a “Repricing Event” (as defined in the Credit Agreement), before October 9, 2018, then the Company will incur a 1.0% prepayment premium on any term loans that are subject to such Repricing Event.  The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders under the Credit Agreement and with affiliates of such lenders.

The foregoing description of the Fourth Amendment is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Fourth Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated as of April 9, 2018, among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: April 10, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel